10333 Harwin Dr Suit #677, Houston TX 77036, USA.
2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank street) Victorial Island, Lagos State.
0803 333 8600, 0809 833 8600
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

October 18, 2024

United States Securities and Exchange
Commission Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C.
20549

Dear Sirs/Madams,

Re: China Foods Holdings, Ltd.

We have read the statements under item 4.01 in Form 8-K dated October 18, 2024, of China Foods Holdings, Ltd. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,
For: Olayinka Oyebola & Co

Yinka Oyebola FCA
Managing Partner/CEO